Exhibit 99.1
Workday Announces Fiscal 2027 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $2.542 Billion, Up 13.5% Year-Over-Year
Subscription Revenues of $2.354 Billion, Up 14.3% Year-Over-Year

PLEASANTON, Calif., May 21, 2026 – Workday, Inc. (NASDAQ: WDAY), the enterprise AI platform for HR, finance, and IT, today announced results for the fiscal 2027 first quarter ended April 30, 2026.

Fiscal 2027 First Quarter Results

•Total revenues were $2.542 billion, an increase of 13.5% from the first quarter of fiscal 2026. Subscription revenues were $2.354 billion, an increase of 14.3% from the same period last year.
•Operating income was $338 million, or 13.3% of revenues, compared to an operating income of $39 million, or 1.8% of revenues, in the same period last year. Operating income in the first quarter of fiscal 2026 was impacted by restructuring expenses of $166 million. Non-GAAP operating income for the first quarter was $809 million, or 31.8% of revenues, compared to a non-GAAP operating income of $677 million, or 30.2% of revenues, in the same period last year.1
•Diluted net income per share was $0.87, compared to diluted net income per share of $0.25 in the same period last year. Diluted net income per share in the first quarter of fiscal 2026 was impacted by restructuring expenses of $166 million. Non-GAAP diluted net income per share was $2.66, compared to non-GAAP diluted net income per share of $2.23 in the same period last year.1
•12-month subscription revenue backlog was $8.806 billion, up 15.5% from the same period last year. Total subscription revenue backlog was $27.294 billion, increasing 10.9% year-over-year.
•Operating cash flows were $696 million compared to $457 million in the same period last year. Free cash flows were $616 million compared to $421 million in the same period last year.1
•Workday repurchased approximately 12.0 million shares of Class A common stock for $1.6 billion as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $4.353 billion as of April 30, 2026.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“We had a great Q1, and it makes one thing clear: Workday is ready for this AI moment. Our core business is strong, our AI strategy is working, and we’re moving with the speed and focus required to lead,” said Aneel Bhusri, co-founder, CEO, and chair, Workday. “I am very excited about Workday’s position and our path ahead. We have the platform, the trust, and the innovation to lead this next chapter, just as we did when we founded the company.”

“Our first quarter results demonstrate ongoing customer adoption across our platform, as enterprises around the globe turn to Workday to manage and empower their most important assets,” said Zane Rowe, CFO, Workday. “We are reiterating our fiscal 2027 subscription revenue outlook of $9.925 billion to $9.950 billion, while increasing our fiscal 2027 non-GAAP operating margin guidance to 30.5%. Our focus remains on executing on our agentic AI roadmap while driving operational efficiencies as we scale.”

Recent Business Highlights

•Workday welcomed new customers including ACHM Hotels by Marriott, Australian Gas Infrastructure Group, Del Monte Fresh Produce Company, Smiths Group, and State of Delaware, and expanded existing relationships with Bank OZK, GE Vernova, and Queensland University of Technology.
•The number of customers using Workday’s organically developed agents has more than doubled quarter-over-quarter, with over 4,000 customers using at least one of these agents, as of today, to support their business processes.
•In Q1, Workday supported 14 million hiring processes with its Recruiting Agent, up 44% year-over-year.

•The Workday customer community now represents more than 80 million users under contract.
•Sana from Workday – superintelligence for work – is now available to customers worldwide. Workday also introduced Sana for IT Service Management (ITSM) to handle common service tasks from HR, finance, and IT, and a new Travel Agent to bring travel and expenses together in one seamless experience.
•The Workday Agent System of Record is now generally available, giving customers visibility and control over all of their AI agents.
•Workday introduced new innovations to support the public sector and veteran workforce, including the Personnel Action Request Agent to modernize federal HR transactions and Military Skills Mapper to help organizations more effectively identify and hire military veteran talent.
•Workday expanded into Vietnam, its sixth market in the ASEAN region, joining Singapore, Malaysia, Thailand, Indonesia, and the Philippines.
•Workday announced EU-based data residency in Frankfurt and multilingual support for Workday Contract Lifecycle Management, providing organizations with a contract management solution that meets EU data residency requirements.
•Workday expanded its partnership with Microsoft; announced new partner offerings through Workday Recognition provided by Achievers and the Insperity HRScale™ solution; and welcomed Morgan Stanley at Work and PerkSpot to the Workday Wellness program.
•Workday was the only vendor to be named a Customers’ Choice in the 2026 Gartner Voice of the Customer for Cloud ERP for Service-Centric Enterprises1 for two consecutive years.
•Workday was named a Leader in the Gartner® Magic Quadrant™ for Student Information Systems.2
•Workday was named one of the 2026 World’s Most Ethical Companies® by Ethisphere for the sixth consecutive year.
•KLAS Research recognized Workday as the 2026 Best in KLAS winner for ERP for large organizations.

1Gartner Voice of the Customer for Cloud ERP for Service-Centric Enterprises, Peer Community Contributor, 24 April 2026
2Gartner Magic Quadrant for Higher Education SaaS Student Information Systems, Robert Yanckello, Grace Farrell, 31 March 2026

Financial Outlook

Workday is providing guidance for the fiscal 2027 second quarter ending July 31, 2026 as follows:
•Subscription revenues of $2.455 billion, representing growth of 13%
•Non-GAAP operating margin of 30.0%1

Workday is updating guidance for the fiscal 2027 full year ending January 31, 2027 as follows:
•Subscription revenues of $9.925 billion to $9.950 billion, representing growth of 12% to 13%
•Non-GAAP operating margin of 30.5%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2027 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses its blog.workday.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday operates at the heart of the enterprise – HR, finance, and IT – where the margin for error is effectively zero. By tightly coupling AI with the context, guardrails, and trusted processes that run the business, Workday goes beyond AI that assists with work to agents that are capable of driving measurable outcomes. More than 11,500 organizations worldwide, including more than 65% of the Fortune 500, trust Workday to deliver. For more information about Workday, visit workday.com.

© 2026 Workday, Inc. All rights reserved. Workday and the Workday logo are trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s second quarter and full year fiscal 2027 subscription revenues and non-GAAP operating margin, momentum, growth, and innovation. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (iv) privacy concerns and evolving domestic or foreign laws and regulations; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) our reliance on our network of partners to drive additional growth of our revenues; (vii) the regulatory, economic, and political risks associated with our domestic and international operations; (viii) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) delays or reductions in information technology spending; (xii) adverse litigation results; (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model; and (xiv) the impact of continuing global economic and geopolitical volatility and conflicts on our business, as well as on our customers, prospects, partners, and service providers. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.

Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$559	$1,501
Marketable securities	3,794	3,942
Trade and other receivables, net	1,575	2,332
Deferred costs	307	306
Prepaid expenses and other current assets	357	348
Total current assets	6,592	8,429
Property and equipment, net	1,121	1,093
Operating lease right-of-use assets	706	719
Deferred costs, noncurrent	619	634
Acquisition-related intangible assets, net	645	681
Deferred tax assets	745	829
Goodwill	5,228	5,229
Other assets	435	460
Total assets	$16,091	$18,074
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$116	$142
Accrued expenses and other current liabilities	457	454
Accrued compensation	508	642
Unearned revenue	4,325	5,010
Operating lease liabilities	131	130
Debt, current	998	0
Total current liabilities	6,535	6,378
Debt, noncurrent	1,990	2,987
Unearned revenue, noncurrent	70	71
Operating lease liabilities, noncurrent	686	704
Other liabilities	127	129
Total liabilities	9,408	10,269
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	12,932	12,673
Treasury stock	(5,834)	(4,220)
Accumulated other comprehensive loss	(125)	(136)
Accumulated deficit	(290)	(512)
Total stockholders’ equity	6,683	7,805
Total liabilities and stockholders’ equity	$16,091	$18,074

Workday, Inc.

Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenues:
Subscription services	$2,354	$2,059
Professional services	188	181
Total revenues	2,542	2,240
Costs and expenses (1):
Costs of subscription services	412	350
Costs of professional services	192	187
Product development	705	663
Sales and marketing	679	623
General and administrative	216	212
Restructuring	0	166
Total costs and expenses	2,204	2,201
Operating income	338	39
Other income, net	17	64
Income before provision for income taxes	355	103
Provision for income taxes	133	35
Net income	$222	$68
Net income per share, basic	$0.87	$0.25
Net income per share, diluted	$0.87	$0.25
Weighted-average shares used to compute net income per share, basic	253,891	266,516
Weighted-average shares used to compute net income per share, diluted	254,313	270,296

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended April 30,
	2026	2025
Costs of subscription services	$37	$42
Costs of professional services	26	30
Product development	184	183
Sales and marketing	90	92
General and administrative	72	70
Restructuring	0	42
Total share-based compensation expense	$409	$459

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net income	$222	$68
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92	84
Share-based compensation expense	409	459
Amortization of deferred costs	79	68
Non-cash lease expense	32	27
Net losses on investments	8	1
Accretion of discounts on marketable debt securities, net	(9)	(20)
Deferred income taxes	93	18
Asset impairments	0	34
Other	5	13
Changes in operating assets and liabilities:
Trade and other receivables, net	747	601
Deferred costs	(65)	(53)
Prepaid expenses and other assets	(31)	(38)
Accounts payable	(1)	(4)
Accrued expenses and other liabilities	(200)	(131)
Unearned revenue	(685)	(670)
Net cash provided by operating activities	696	457
Cash flows from investing activities:
Purchases of marketable securities	(200)	(1,345)
Maturities of marketable securities	231	722
Sales of marketable securities	96	140
Capital expenditures	(80)	(36)
Purchases of non-marketable equity and other investments	0	(4)
Sales of non-marketable equity and other investments	41	0
Other	9	0
Net cash provided by (used in) investing activities	97	(523)
Cash flows from financing activities:
Repurchases of common stock	(1,587)	(290)
Taxes paid related to net share settlement of equity awards	(146)	(211)
Net cash used in financing activities	(1,733)	(501)
Effect of exchange rate changes	(1)	1
Net decrease in cash, cash equivalents, and restricted cash	(941)	(566)
Cash, cash equivalents, and restricted cash at the beginning of period	1,509	1,554
Cash, cash equivalents, and restricted cash at the end of period	$568	$988

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2026	2025
Non-GAAP operating income
Operating income	$338	$39
Share-based compensation expense (1)	409	417
Employer payroll tax-related items on employee stock transactions	19	27
Amortization of acquisition-related intangible assets	36	21
Acquisition-related costs	7	7
Restructuring costs	0	166
Non-GAAP operating income	$809	$677

Non-GAAP operating margin (2)
Operating margin	13.3%	1.8%
Share-based compensation expense (1)	16.1%	18.6%
Employer payroll tax-related items on employee stock transactions	0.7%	1.2%
Amortization of acquisition-related intangible assets	1.4%	0.9%
Acquisition-related costs	0.3%	0.3%
Restructuring costs	0.0%	7.4%
Non-GAAP operating margin	31.8%	30.2%

Non-GAAP net income
Net income	$222	$68
Share-based compensation expense (1)	409	417
Employer payroll tax-related items on employee stock transactions	19	27
Amortization of acquisition-related intangible assets	36	21
Acquisition-related costs	7	7
Restructuring costs	0	166
Net (gains) losses on strategic investments	9	1
Income tax effects	(26)	(105)
Non-GAAP net income	$676	$602

Non-GAAP diluted net income per share (2)(3)
Diluted net income per share	$0.87	$0.25
Share-based compensation expense (1)	1.61	1.54
Employer payroll tax-related items on employee stock transactions	0.08	0.10
Amortization of acquisition-related intangible assets	0.14	0.08
Acquisition-related costs	0.03	0.02
Restructuring costs	0.00	0.61
Net (gains) losses on strategic investments	0.03	0.00
Income tax effects	(0.10)	(0.37)
Non-GAAP diluted net income per share	$2.66	$2.23
(1)Share-based compensation expense in the GAAP to non-GAAP reconciliation tables above excludes share-based compensation associated with restructuring activities of $42 million for the three months ended April 30, 2025. These expenses are included in Restructuring costs.
(2)Operating margin and diluted net income per share are calculated using unrounded data.
(3)Weighted-average shares used to calculate GAAP and non-GAAP diluted net income per share were 254,313 and 270,296 for the three months ended April 30, 2026, and 2025, respectively.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2026	2025
Net cash provided by operating activities	$696	$457
Less: Capital expenditures	(80)	(36)
Free cash flows	$616	$421

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP net income and non-GAAP diluted net income per share differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.

•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to workforce reductions, the closure of facilities, and other exit and disposal activities. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2027 and 2026, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com